EXHIBIT 23
                                   ----------




                         CONSENT OF INDEPENDENT AUDITORS



   We consent to the use of our reports dated January 30, 1996 and November 14, 1996, with respect to the statements of revenue and certain expenses of Grove City Factory Shops and the JMJ Acquired Properties, respectively, for the year ended December 31, 1995, included in this Form 8-K/A-2.



                                      Ernst & Young LLP

   Baltimore, Maryland
   January 30, 1997





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